Exhibit 99.1

Contacts:

Paul Ross	Kristyn Hutzell
Vice President—Finance, Treasurer and CFO	Avalon Investor Relations
(805) 987-8741	(512) 382-5592

FOR IMMEDIATE RELEASE

April 25, 2006

POWER-ONE ANNOUNCES RESULTS FOR THE FIRST QUARTER OF 2006

AND INCREASES REVENUE GUIDANCE FOR SECOND QUARTER

•                  Q1 2006 bookings increase 30% to $79.4 million from $61.2 million in Q4 2005—the highest quarter since 2000

•                  Q1 90-day backlog increases 44% to $45.7 million from $31.7 million in Q4 2005

•                  Q1 2006 revenue of $64.6 million, compared with $66.7 million in Q1 2005; Q1 2006 net loss of $0.06 per share, compared with Q1 2005 loss of $0.34 per share

•                  Continued increase in design-wins in Q1 2006 for Z-One™ Digital Power, including additional Tier-One customers

Camarillo, CA, April 25, 2006 -- Power-One, Inc. (NASDAQ: PWER) today announced that for the first fiscal quarter ended March 31, 2006,  net sales were $64.6 million and net loss was $0.06 per share, compared with revenue and net loss of $66.7 million and $0.34 per share during the first quarter of 2005.  Consistent with the Company’s announcement in March 2006, first quarter revenue and earnings were negatively impacted due to supply chain issues at one of its contract manufacturers.  The Company was able to resolve some of these issues during the first quarter and ship additional product according to customer requests, thus recording sales at the higher end of the revised guidance.  The Company anticipates that these supply chain issues will be largely resolved by the end of the second quarter of 2006.

Earnings during the first quarter of 2006 were negatively impacted by high freight and expedite fees incurred as a result of the Company’s efforts to meet customer needs during the supply chain shortage. Also impacting earnings were an inventory write off related to a facility being restructured, and higher operating costs related to a bad debt expense and higher than forecasted legal fees.  In addition, the Company incurred higher tax expense in Europe.  The Company expects some continued margin pressure during the second quarter of 2006 due to higher freight and expedite costs, higher raw material prices and product mix changes related to new products that are in early stages of production, even as sales are expected to increase substantially, and has included these factors into its guidance for the second quarter of 2006.  The Company has made and will continue to make significant investments in inventory to mitigate the short-term supply chain shortages as well as to prepare for the anticipated increase in revenue.

For fiscal year 2006, the Company continues to expect significant revenue growth over 2005 levels due to the ramp-up and success of design wins achieved in 2005.  “While our top-line sales and margins suffered during the first quarter, we are optimistic about resolving our contract manufacturer’s supply chain issues during the second quarter of 2006, enabling Power-One to reach its revenue goals during the remainder of 2006,”  commented Bill Yeates, Chief Executive Officer.  “We are seeing lead times on key components increasing, and our business challenges for the remainder of the year will revolve around operations and supply chain and being able to respond to increasing demand for our products by new and existing customers.  In fact, we have the potential to surpass the 10% to 15% growth forecast we published at the beginning of the year, if we are successful in overcoming the operational challenges.”

Mr. Yeates continued, “Our sales organization has been firing on all cylinders over the past year, and these focused efforts are being turned into new customer revenue during 2006.  This is the largest bookings quarter that we’ve seen in five years, so we are extremely excited about the increase in business. We are continuing to see success achieving high-volume design wins with tier-one customers, especially in the areas of AC/DC and our power systems business.  In addition, we’re making continued progress on our Z-One design wins, and we are finding that once a customer adopts the Z-One architecture, the technology inevitably becomes a fundamental building block and works its way onto additional platforms and projects at the customer.”

Future Outlook

For the second quarter of 2006, the Company expects that net sales will be in the range of $72 million to $77 million with modestly profitable results, as the Company anticipates continued margin pressures due to air freight and expediting costs, higher raw material costs and product mix shifts toward newer products still in the ramp-up stages.  The Company currently anticipates net income will be in the range of breakeven to $0.02 per share.

Earnings Conference Call

Power-One will be holding a conference call with investors and analysts on Tuesday, April 25, 2006 at 2:00 p.m. PT.  The call will be available over the Internet through the Company’s investor relations website at www.power-one.com.  To listen to the call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, the webcast will be available on the investor relations section of the Company’s website at www.power-one.com throughout the current quarter.

About Power-One:

Power-One is a leading designer and manufacturer of power conversion products sold primarily to telecommunications and Internet service providers, as well as communications equipment manufacturers.  Power-One’s high-reliability products are also used in applications such as test equipment and high-end industrial applications.  Power-One, with headquarters in Camarillo, CA, has over 2,000 employees with manufacturing and/or R&D operations in the United States, Dominican Republic, Switzerland, Slovakia, Ireland and China.

For information on Power-One and its products, visit the company’s Web site at www.power-one.com.

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “anticipate,” “will,” “looking,” “believe,” “have the potential,” “optimisitic” and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Future results may be adversely affected by various factors including pricing pressure resulting from need to respond to market conditions, a downturn or other disruption of the market trends within our end customers’ industries, lack of market acceptance of the Company’s new products,  ability to secure components to meet customers’ needs, increases in raw material costs, ability to resolve contract manufacturer supply chain constraints, inventory increases tied to component acquisitions or end product build up based on forecasts that do not materialize, inability to turn design wins into sales revenues, and delays or cancellations of new product designs by customers.  See “Risk Factors” in the Company’s 2005 Form 10-K on file with the Securities and Exchange Commission for greater detail regarding factors that constitute cautionary statements with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.  The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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POWER-ONE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(UNAUDITED)

	Three Months Ended
	March 31,	March 31,
	2006	2005

NET SALES	$64,580	$66,747
COST OF GOODS SOLD	44,358	50,576
GROSS PROFIT	20,222	16,171

EXPENSES:
Selling, general and administrative	15,078	15,834
Engineering and quality assurance	8,829	10,630
Amortization of intangible assets	725	979
Restructuring costs	(61)	7,370
Asset impairment	—	7,087
Total expenses	24,571	41,900

LOSS FROM OPERATIONS	(4,349)	(25,729)

INTEREST AND OTHER INCOME (EXPENSE):
Interest income	633	756
Interest expense	(84)	(33)
Other income (expense), net	117	(2,474)
Total interest and other income (expense)	666	(1,751)

LOSS BEFORE INCOME TAXES	(3,683)	(27,480)

PROVISION FOR INCOME TAXES	1,127	932

NET LOSS	$(4,810)	$(28,412)

BASIC LOSS PER SHARE	$(0.06)	$(0.34)
DILUTED LOSS PER SHARE	$(0.06)	$(0.34)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (1)	85,558	84,474
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (1)	85,558	84,474

(1) Basic weighted average shares outstanding (WASO) is utilized for periods with a net loss.  This is due to the fact that diluted WASO would be anti-dilutive for these periods.  Diluted WASO is utilized for periods with net income.

POWER-ONE, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$33,126	$37,101
Available for sale investments	5,809	5,767
Investments held to maturity	11,249	9,790
Accounts receivable:
Trade (net of allowance)	55,974	58,877
Other	5,701	4,017
Inventories	50,380	41,956
Prepaid expenses and other current assets	3,334	5,361

Total current assets	165,573	162,869

INVESTMENTS HELD TO MATURITY	31,493	31,048
PROPERTY & EQUIPMENT, net	36,349	37,715
INTANGIBLE ASSETS, net	51,905	52,508
OTHER ASSETS	1,643	1,533

TOTAL ASSETS	$286,963	$285,673

LIABILITIES & EQUITY

CURRENT LIABILITIES:
Accounts payable	$40,906	$32,268
Restructuring reserve	4,596	5,098
Deferred income taxes	1,743	1,270
Other accrued expenses and current liabilities	17,538	21,304

Total current liabilities	64,783	59,940

OTHER LIABILITIES	788	1,238

STOCKHOLDERS’ EQUITY:
Common stock	86	86
Additional paid-in capital	607,165	606,315
Accumulated other comprehensive income	22,021	21,164
Accumulated deficit	(407,880)	(403,070)

Total stockholders’ equity	221,392	224,495

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$286,963	$285,673

POWER-ONE, INC.

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(UNAUDITED)

	Three Months Ended
	March 31,	March 31,
	2006	2005

Orders	$79,424	$67,216

Sales	$64,580	$66,747

Operating Loss	$(4,349)	$(25,729)

Net Income Loss	$(4,810)	$(28,412)

Basic Loss Per Share (1)	$(0.06)	$(0.34)
Diluted Loss Per Share (1)	$(0.06)	$(0.34)

Basic Weighted Average Shares Outstanding (1)	85,558	84,474
Diluted Weighted Average Shares Outstanding (1)	85,558	84,474

(1) Basic weighted average shares outstanding (WASO) is utilized for periods with a net loss.  This is due to the fact that diluted WASO would be anti-dilutive for these periods.  Diluted WASO is utilized for periods with net income.